EXHIBIT 2


                          CADILLAC FAIRVIEW CORPORATION
                              20 QUEEN STREET WEST
                                TORONTO, ONTARIO
                                     M5H 3R4


                                                                   March 3, 1999


Ontario Teachers' Pension Plan Board
WHCF Real Estate Limited Partnership
BRE/CF Equity Acquisition L.P.
Blackstone Real Estate Partners II L.P.
Blackstone Real Estate Partners IV L.P.
Blackstone RE Partners II L.P.
Blackstone CF Equity Acquisition L.P.
TCW Asset Management Company, as agent and on behalf of certain funds and accounts

Dear Sirs:

          The purpose of this letter agreement is to document our mutual agreement respecting the matters set out herein, relating to Cadillac Fairview Corporation ("CF").

          Each addressee hereof (a "Shareholder") hereby agrees with each other Shareholder and with CF as follows:

1. Each Shareholder hereby represents and warrants to each other Shareholder and to CF that such Shareholder, and/or one or more of its affiliates and associates, is a registered holder and/or a beneficial owner of securities of CF.

2. During the term of this letter agreement, without the prior written consent of each other party hereto including CF, no Shareholder, either directly or indirectly or together with or through one or more of its affiliates or associates or any one or more persons with whom it is "acting jointly or in concert", whether through its or their respective officers, directors, employees, advisors, representatives, or otherwise, will, in its capacity as a securityholder of CF:

     (a) acquire or sell, announce an intention to acquire or sell, offer or propose to acquire or sell, solicit an offer to acquire or sell or agree to acquire or sell, or enter into any agreement, arrangement or undertaking to acquire or sell, directly or indirectly, by purchase, gift or otherwise, any direct or indirect interest in any of the common shares of CF or any direct or indirect rights, warrants or options to acquire any common shares of CF (other than in the ordinary course of a broker-dealer and, in the case of WHCF Real Estate Limited Partnership, other than the asset management business of The Goldman Sachs Group, L.P. (except


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                                      - 2 -

          for  Whitehall  Street  Real  Estate  Limited  Partnership  V and  its
          predecessors   and  successors  which  shall  remain  subject  to  the
          restrictions in this paragraph));

     (b) form, encourage the formation of, join or in any way participate in any group of persons "acting jointly or in concert" with respect to a purchase of common shares of CF (other than any group that may be deemed to exist (i) among any or all of the parties to this agreement by virtue of this agreement or the shareholders' agreement dated July 31, 1995, as amended on August 26, 1997 among Ontario Teachers' Pension Plan Board, WHCF Real Estate Limited Partnership, BRE/CF Equity Acquisition L.P., Blackstone Real Estate Partners II L.P., Blackstone Real Estate Partners IV L.P., Blackstone RE Partners II L.P. and Blackstone CF Equity Acquisition L.P., or (ii) among any addressees of this letter and any of its affiliates);

     (c) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any common shares of CF (other than in the ordinary course of a broker-dealer and, in the case of WHCF Real Estate Limited Partnership, other than the asset management business of The Goldman Sachs Group, L.P. (except for Whitehall Street Real Estate Limited Partnership V and its predecessors and successors which shall remain subject to the restrictions in this paragraph);

     (d) solicit, make, or in any way participate in, directly or indirectly, any solicitation of proxies from the securityholders of CF (other than in the ordinary course of a broker-dealer and, in the case of WHCF Real Estate Limited Partnership, other than the asset management business of The Goldman Sachs Group, L.P. (except for Whitehall Street Real Estate Limited Partnership V and its predecessors and successors which shall remain subject to the restrictions in this paragraph), or call or seek to have called any meeting of the securityholders of CF;

     (e) enter into any new agreement, understanding or arrangement with any person with respect to the holding, voting or disposition of any common shares of CF; or

     (f) (1) solicit, propose, seek to effect, initiate, encourage or negotiate with any other person with respect to any merger, amalgamation, arrangement or other form of business combination transaction with or involving CF, or any restructuring, recapitalization or similar transaction with respect to or involving CF, (2) solicit, make or propose to negotiate with any other person with respect to, or announce an intention to make, any tender offer, takeover bid or exchange offer for any securities of CF, (3) disclose an intent, purpose, plan or proposal with respect to CF, or any securities of CF, inconsistent with the provisions of this letter agreement, or (4) assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing.

          For purposes of this letter agreement, it is a question of fact as to whether a person is acting jointly or in concert with another person and, without limiting the generality of the foregoing, the following shall be presumed to be acting jointly or in concert with a person (the "FIRST PERSON"):

          (i) every person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any associate or affiliate of the First Person or any other person acting jointly or in concert with the First Person, for the purpose of acquiring or offering to acquire or selling or offering to sell any common shares of CF including, without limitation, any one or more of, or any combination of, a put, call, option, forward sale or purchase or other right or obligation relating to the sale or disposition of any common shares of CF, or any security, the value of which varies with the value of common shares of CF, to the First Person, any associate or affiliate of the First Person or any other person acting jointly or in concert with the First Person or any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) pursuant to which all or substantially all of the economic or market risk underlying a common share of CF, directly or indirectly, is transferred to, or assumed by, the First Person, any associate or affiliate of the First Person or any other person acting jointly or in concert with the First Person;

          (ii) every person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any associate or affiliate of the First Person or any other person acting jointly or in concert with the First Person, for the purpose or with the intention of exercising jointly or in concert with the First Person, any associate or affiliate of the First Person or any other person acting jointly or in concert with the First Person, any voting rights attaching to any securities of CF; and

         (iii) every associate or affiliate of the First Person.

          The provisions of this section 2 shall not serve to prohibit any Shareholder from providing professional services to any person (including without limitation CF) in the ordinary course of business, consistent with past practice, with respect to or involving CF or any securities or assets of CF, provided that the provision of such professional services to such person has been approved in advance by the Board of Directors of CF.

3. This letter agreement shall be effective immediately upon its execution by the parties hereto and shall terminate on the earliest of the following dates (the "Termination Date"):

     (a)  11:59 p.m. on April 6, 1999;



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                                      - 4 -

     (b) the 7th day following receipt by each of the other parties hereto of notice from any party hereto terminating such party's obligations hereunder (which termination shall be effective as of the Termination
          Date); and

     (c)  the effective date of any shareholder rights plan agreement  involving
          CF.


4. Except as required by applicable law, none of the parties hereto shall make any public announcement or statement with respect to this letter agreement without the approval of the other parties hereto. Moreover, in any event, each party agrees to give prior notice to the other parties of any public announcement relating to this letter agreement, and agrees to consult with each other party prior to issuing each such public announcement.

5. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or, if sent by facsimile transmission, upon receipt of confirmation that such transmission has been received, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party. The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile transmission the date of such transmission if sent during normal business hours on a business day, failing which it shall be deemed to have been received on the next business day.

          If to Ontario Teachers' Pension Plan Board:

          5650 Yonge Street
          Toronto, Ontario
          M2M 4H5

          Attention:        Brian Muzyk
          Telephone:        (416) 730-5387
          Fax:              (416) 730-5018

          If to WHCF Real Estate Limited Partnership:

          c/o Goldman, Sachs & Co.
          85 Broad Street
          New York, New York
          10004

          Attention:        Ralph Rosenberg
          Telephone:        (212) 902-1085
          Fax:              (212) 357-5505



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                                      - 5 -

          If to BRE/CF Equity Acquisition L.P., Blackstone Real Estate Partners II L.P., Blackstone Real Estate Partners IV L.P., Blackstone RE Partners II L.P. or Blackstone CF Equity Acquisition L.P.:

          c/o The Blackstone Group L.P.
          345 Park Avenue, 31st Floor
          New York, New York
          10154

          Attention:        Thomas J. Saylak
          Telephone:        (212) 836-9895
          Fax:              (212) 754-8726

          If to TCW Asset Management Company
          c/o Oaktree Capital Management, LLC
          333 South Grand Avenue, 28th Floor
          Los Angeles, California
          80071

          Attention:       Kenneth Liang
          Telephone:       (213) 830-6422
          Fax:             (213) 830-8522

          If to CF:

          20 Queen Street West
          5th Floor
          Toronto, Ontario
          M5H 3R4

          Attention:       Peter J. Barbetta
          Telephone:       (416) 598-8445
          Fax:             (416) 598-8222

          Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 5.

6. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this letter agreement to preserve each party's anticipated benefits under this letter agreement.



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                                      - 6 -


7. This letter agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

8. This letter agreement may be executed in any number of counterparts and by facsimile signature, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

9. Each party hereto recognizes and acknowledges that a breach by it of its covenants or agreements contained in this letter agreement will cause the other parties hereto to sustain damages for which such parties may not have an adequate remedy at law for money damages and, therefore, each party hereto agrees that in the event of such a breach by it, the other parties hereto shall be entitled to the remedy of specific performance of such covenant or agreement and to injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity.

10.       Time shall be of the essence of this letter agreement.

11. This letter agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to the principles of conflicts of laws thereof, and all actions and proceedings arising out of or relating to this letter agreement shall be heard and determined exclusively in the courts of the Province of Ontario and the parties hereto hereby attorn to the jurisdiction of such courts.

12. This letter agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                        --------------------------------

          If the foregoing accurately reflects the terms and conditions of our mutual agreement, would you kindly indicate your acceptance hereof by signing, dating and returning to CF the enclosed duplicate originals of this letter agreement. Upon receipt of fully executed original copies from each party hereto, CF will deliver to each other party hereto an executed original copy of this letter agreement.

                                       Yours very truly,

                                       CADILLAC FAIRVIEW CORPORATION

                                       By:  /s/ Peter J. Barbetta
                                           -------------------------------

                                       By:  /s/ Jon Hagan
                                           -------------------------------


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                                      - 7 -




                          -----------------------------


          Irrevocably accepted and agreed.


ONTARIO TEACHERS' PENSION PLAN
BOARD


By:  /s/ Brian Muzyk
    -------------------------------


BRE/CF EQUITY ACQUISITION L.P.               BLACKSTONE RE PARTNERS II L.P.

By:  /s/ Thomas J. Saylak                    By:  /s/ Thomas J. Saylak
    -------------------------------              -------------------------------


BLACKSTONE REAL ESTATE                       BLACKSTONE CF EQUITY
PARTNERS II L.P.                             ACQUISITION L.P.

By:  /s/ Thomas J. Saylak                    By:  /s/ Thomas J. Saylak
    -------------------------------              -------------------------------


BLACKSTONE REAL ESTATE
PARTNERS IV L.P.

By:  /s/ Thomas J. Saylak
    -------------------------------





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                                      - 8 -


WHCF REAL ESTATE LIMITED
PARTNERSHIP
BY ITS GENERAL PARTNER, WHITEHALL STREET
REAL ESTATE LIMITED PARTNERSHIP V

By:  /s/ Alan S. Kava
    -------------------------------


BY ITS GENERAL PARTNER,
WH ADVISORS, L.P. V

By:  /s/ Alan S. Kava
    -------------------------------


BY ITS GENERAL PARTNER,
WH ADVISORS INC V

By:  /s/ Alan S. Kava
    -------------------------------


TCW ASSET MANAGEMENT
COMPANY
AS AGENT AND ON BEHALF OF CERTAIN
FUNDS AND ACCOUNTS

By:  /s/ Kenneth Liang
    -------------------------------

By:  /s/ Marc Porosoff
    -------------------------------